Exhibit 99.1

Paycom Software, Inc. Reports Second Quarter 2025 Results

Second Quarter Revenues of $484 million, up 11% year-over-year

Second Quarter GAAP Net Income of $89 million, representing 19% of total revenues, or $1.58 per diluted share

Second Quarter Non-GAAP Net Income of $117 million, or $2.06 per diluted share

Second Quarter Adjusted EBITDA of $198 million, representing 41% of total revenues

OKLAHOMA CITY – August 6, 2025 – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom,” “we” and “our”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter ended June 30, 2025.

“We delivered very strong results this quarter, and we are raising our growth and margin targets for 2025,” said Paycom founder, CEO and chairman, Chad Richison. “Our sales team delivered robust new logo adds, and clients are benefiting from the most automated solution on the market. Now with IWant, the industry’s first command-driven AI engine, we are well positioned to extend our product lead and eclipse the industry with even greater AI and automation.”

To learn more or watch a demo of IWant, visit paycom.com/software/iwant.

Financial Highlights for the Second Quarter of 2025

Total Revenues of $483.6 million represented a 10.5% increase compared to total revenues of $437.5 million in the same period last year. Recurring and other revenues of $455.1 million increased 12.2% from the comparable prior year period and constituted 94.1% of total revenues.

GAAP Net Income was $89.5 million, or $1.58 per diluted share, compared to GAAP net income of $68.0 million, or $1.20 per diluted share, in the same period last year.

Non-GAAP Net Income1 was $116.6 million, or $2.06 per diluted share, compared to $91.8 million, or $1.62 per diluted share, in the same period last year.

Adjusted EBITDA1 was $198.3 million, compared to $159.7 million in the same period last year.

Cash and Cash Equivalents were $532.2 million as of June 30, 2025, compared to $402.0 million as of December 31, 2024. During the quarter ended June 30, 2025, Paycom paid $21.8 million in cash dividends and repurchased 127,717 shares of common stock for $32.6 million, in the aggregate.

Total Debt was $0 as of June 30, 2025 and December 31, 2024.

1Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share are non-GAAP financial measures. Please see the discussion below under the heading “Use of Non-GAAP Financial Information” and the reconciliations at the end of this release for additional information concerning these and other non-GAAP financial measures.

Financial Outlook

Paycom provides the following expected financial guidance for the year ending December 31, 2025.

Total revenue in the range of $2.045 billion to $2.055 billion, representing year-over-year growth of approximately 9% at the midpoint.

Recurring and other revenue growth of approximately 10% year over year.

Interest on funds held for clients of approximately $113.0 million.

Adjusted EBITDA in the range of $872.0 million to $882.0 million, representing a margin of approximately 43% at the midpoint.

We have not reconciled the forward-looking adjusted EBITDA ranges and adjusted EBITDA margin presented above and discussed on the teleconference call to net income, nor the forward-looking non-GAAP effective income tax rate discussed on the teleconference call, to comparable GAAP measures because applicable information for future periods, on which these reconciliations would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense and other items. Accordingly, reconciliations of the forward-looking adjusted EBITDA ranges to net income, the forward-looking adjusted EBITDA margin to net income margin, and the forward-looking non-GAAP effective income tax rate to the GAAP effective income tax rate are not available at this time without unreasonable effort.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including adjusted EBITDA, non-GAAP net income, adjusted gross profit, adjusted gross margin, adjusted sales and marketing expenses, adjusted total administrative expenses, adjusted research and development expenses, adjusted total research and development costs, adjusted EBITDA margin, non-GAAP effective income tax rate, free cash flow and free cash flow margin. Management uses these non-GAAP financial measures as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define (i) adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any), (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any), all of which are adjusted for the effect of income taxes, (iii) adjusted gross profit as gross profit plus applicable non-cash stock-based compensation expense, (iv) adjusted gross margin as gross profit plus applicable non-cash stock-based compensation expense, divided by total revenues, (v) each adjusted expense item as the GAAP expense amount less applicable non-cash stock-based compensation expense, (vi) adjusted total research and development costs as total research and development costs (including the capitalized portion) less applicable non-cash stock-based compensation (including the capitalized portion), (vii) adjusted EBITDA margin as adjusted EBITDA (calculated as described in clause (i)) divided by total revenues, (viii) non-GAAP effective income tax rate as the provision for income taxes plus the income tax effect on non-GAAP adjustments divided by non-GAAP net income (calculated as described in clause (ii)) plus the provision for income taxes and the income tax effect on non-GAAP adjustments, (ix) free cash flow as net cash provided by operating activities less purchases of intangible assets and purchases of property and equipment (which we also refer to as “capital expenditures” or “cap ex”), and (x) free cash flow margin as free cash flow (calculated as described in clause (ix)) divided by total revenues. The non-GAAP financial measures presented in this press release and discussed on the related teleconference call provide investors with greater transparency to the information used by management in its financial and operational decision-making. We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, paying dividends, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release and discussed on the related teleconference call, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for net income, gross profit, gross margin, research and development expenses, sales and marketing expenses, administrative expenses, total research and development costs and GAAP effective income tax rate. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation, or as a substitute for the consolidated statements of income data prepared in accordance with GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures of other companies, and other companies may not calculate such measures in the same manner as we do.

Conference Call Details

In conjunction with this announcement, Paycom will host a conference call today, August 6, 2025, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (833) 470-1428 (domestic) or (404) 975-4839 (international) and provide 103375 as the access code. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com.

About Paycom

Paycom Software, Inc. (NYSE: PAYC) simplifies business and employees’ lives through automated, command-driven HR and payroll technology that revolutionizes data access. From hire to retire, Paycom’s employee-first technology leverages AI and full-solution automation to streamline processes and drive efficiencies in a truly single database, providing a seamless experience for Paycom’s clients and their employees. With its industry-first AI engine, IWant, Paycom provides instant and accurate access to employee data without having to navigate or learn the software. For over 25 years, Paycom has been recognized for its innovative technology and workplace culture while serving businesses of all sizes in the U.S. and internationally.

Financial Presentation

For the year ended December 31, 2024, we changed the presentation of revenues on the consolidated statements of comprehensive income to disaggregate interest on funds held for clients and combine recurring and other revenues. Prior period amounts have been reclassified to conform to this presentation. Reclassifications for the presentation of revenue did not have a material impact on previously reported amounts or change total revenues.

In the fourth quarter of 2024, we adopted the presentation of dollar amounts in millions, except amounts per share. As a result, amounts presented for prior periods may differ immaterially from those reported in previous filings and some amounts may not sum due to rounding. All percentages have been calculated using unrounded amounts.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to Paycom’s estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; competition; trends, opportunities and risks affecting our business, industry and financial results, including macroeconomic factors; future expansion or growth plans and potential for future growth, including internationally; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; the return on investment for users of our solution, as well as how certain applications may impact client employee usage and client satisfaction; our ability to attract and retain qualified employees and key personnel; future regulatory, judicial and legislative changes; how the performance of certain of our offerings is sensitive to changes in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; our plans regarding our capital expenditures and investment activity as our business grows, including with respect to research and development and the expansion of our facilities; our plans to pay cash dividends; our plans to repurchase shares of our common stock through a stock repurchase plan; and our expected income tax rate for future periods. In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “will,” “would,” and similar expressions or the negative of such terms or other comparable terminology. These forward-looking statements are based only on information currently available to us, speak only as of the date hereof and are subject to business and economic risks. As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our most recent Annual Report on Form 10-K. We do not undertake any obligation to update or revise the forward-looking statements to reflect events that occur or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Paycom Software, Inc.

Unaudited Consolidated Balance Sheets

(in millions, except per share amounts)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$532.2	$402.0
Accounts receivable	39.9	39.2
Prepaid expenses	55.7	44.4
Inventory	1.6	1.4
Income tax receivable	6.3	11.9
Deferred contract costs	150.1	140.4
Current assets before funds held for clients	785.8	639.3
Funds held for clients	1,616.9	3,665.5
Total current assets	2,402.7	4,304.8
Property and equipment, net	602.1	561.4
Intangible assets, net	44.3	46.2
Goodwill	51.9	51.9
Long-term deferred contract costs	822.3	783.6
Operating lease right-of-use assets	76.8	80.6
Other assets	31.1	31.4
Total assets	$4,031.2	$5,859.9
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19.7	$23.9
Accrued commissions and bonuses	26.3	33.0
Accrued payroll and vacation	59.0	59.0
Deferred revenue	30.3	30.0
Operating lease liabilities	21.9	20.4
Accrued expenses and other current liabilities	75.1	74.8
Current liabilities before client funds obligation	232.3	241.1
Client funds obligation	1,616.9	3,665.7
Total current liabilities	1,849.2	3,906.8
Deferred income tax liabilities, net	150.2	149.7
Long-term deferred revenue	119.4	114.6
Long-term operating lease liabilities	59.3	63.0
Other long-term liabilities	51.2	49.9
Total long-term liabilities	380.1	377.2
Total liabilities	2,229.3	4,284.0
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value (100.0 shares authorized, 63.5 and 63.0 shares issued at June 30, 2025 and December 31, 2024, respectively; 56.2 and 55.9 shares outstanding at June 30, 2025 and December 31, 2024, respectively)	0.6	0.6
Additional paid-in capital	801.9	724.8
Retained earnings	2,073.3	1,887.5
Accumulated other comprehensive earnings (loss)	0.2	(0.6)
Treasury stock, at cost (7.2 and 7.1 shares at June 30, 2025 and December 31, 2024, respectively)	(1,074.1)	(1,036.4)
Total stockholders’ equity	1,801.9	1,575.9
Total liabilities and stockholders’ equity	$4,031.2	$5,859.9

Paycom Software, Inc.

Unaudited Consolidated Statements of Comprehensive Income

(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Recurring and other	$455.1	$405.5	$955.1	$871.6
Interest on funds held for clients	28.5	32.0	59.0	65.8
Total revenues	483.6	437.5	1,014.1	937.4
Cost of revenues
Operating expenses	68.4	67.5	134.8	131.1
Depreciation and amortization	19.1	16.4	37.4	31.4
Total cost of revenues	87.5	83.9	172.2	162.5
Administrative expenses
Sales and marketing	116.0	106.9	226.9	222.4
Research and development	74.8	62.4	137.1	112.9
General and administrative	70.2	70.1	135.9	22.0
Depreciation and amortization	22.8	19.2	44.5	36.7
Total administrative expenses	283.8	258.5	544.4	393.9
Total operating expenses	371.3	342.4	716.6	556.4
Operating income	112.3	95.1	297.5	381.0
Interest expense	(0.8)	(0.8)	(1.6)	(1.6)
Other income (expense), net	5.7	4.8	11.6	9.8
Income before income taxes	117.2	99.1	307.5	389.2
Provision for income taxes	27.7	31.2	78.6	74.0
Net income	$89.5	$68.0	$228.9	$315.2
Earnings per share, basic	$1.59	$1.20	$4.08	$5.58
Earnings per share, diluted	$1.58	$1.20	$4.06	$5.57
Weighted average shares outstanding:
Basic	56.1	56.5	56.0	56.5
Diluted	56.5	56.8	56.3	56.5
Comprehensive earnings:
Net income	$89.5	$68.0	$228.9	$315.2
Unrealized net (losses) gains on available-for-sale securities	(0.1)	0.3	0.6	1.2
Tax effect	0.3	(0.1)	0.1	(0.4)
Other comprehensive income, net of tax	0.2	0.2	0.7	0.7
Comprehensive earnings	$89.7	$68.2	$229.6	$315.9

Paycom Software, Inc.

Unaudited Consolidated Statements of Cash Flows

(in millions)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net income	$228.9	$315.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	81.9	68.1
Accretion of discount on available-for-sale securities	(4.9)	(0.1)
Non-cash marketing expense	0.8	0.8
Amortization of debt issuance costs	0.5	0.6
Stock-based compensation expense	60.6	(69.7)
Deferred income taxes, net	0.7	(7.8)
Other	0.5	(0.2)
Changes in operating assets and liabilities:
Accounts receivable	(0.7)	(3.6)
Prepaid expenses	(11.5)	(8.3)
Inventory	(0.2)	0.4
Other assets	(0.2)	(0.4)
Deferred contract costs	(45.4)	(55.2)
Income taxes, net	5.6	28.7
Accounts payable	(3.6)	—
Accrued commissions and bonuses	(6.7)	(8.3)
Accrued payroll and vacation	—	4.2
Deferred revenue	5.1	11.9
Accrued expenses and other liabilities	(8.0)	3.9
Net change in operating right-of-use assets and operating lease liabilities	1.6	0.5
Net cash provided by operating activities	305.0	280.7
Cash flows from investing activities
Purchases of investments from funds held for clients	(465.8)	—
Proceeds from investments from funds held for clients	—	165.0
Purchases of property and equipment	(99.4)	(93.3)
Net cash (used in) provided by investing activities	(565.2)	71.7
Cash flows from financing activities
Repurchases of common stock	—	(80.8)
Withholding taxes paid related to net share settlements	(37.8)	(12.4)
Dividends paid	(42.9)	(42.4)
Net change in client funds obligation	(2,048.8)	(24.9)
Net cash used in financing activities	(2,129.5)	(160.4)
(Decrease) increase in cash, cash equivalents, restricted cash and restricted cash equivalents	(2,389.7)	192.0
Cash, cash equivalents, restricted cash and restricted cash equivalents
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	4,042.8	2,422.8
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$1,653.1	$2,614.7

Paycom Software, Inc.

Unaudited Consolidated Statements of Cash Flows, continued

(in millions)

	Six Months Ended June 30,
	2025	2024
Reconciliation of cash, cash equivalents, restricted cash and restricted cash equivalents
Cash and cash equivalents	$532.2	$346.5
Restricted cash included in funds held for clients	1,120.9	2,268.3
Total cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$1,653.1	$2,614.7

Supplemental disclosures of cash flow information:
Non-cash investing and financing activities:
Purchases of property and equipment, accrued but not paid	$11.4	$8.5
Stock-based compensation for capitalized software	$13.7	$8.8
Right-of-use assets obtained in exchange for operating lease liabilities	$5.3	$11.9

Paycom Software, Inc.

Unaudited Reconciliations of GAAP to Non-GAAP Financial Measures

(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income to adjusted EBITDA:
Net income	$89.5	$68.0	$228.9	$315.2
Interest expense	0.8	0.8	1.6	1.6
Provision for income taxes	27.7	31.2	78.6	74.0
Depreciation and amortization	41.9	35.6	81.9	68.1
EBITDA	159.9	135.5	390.9	458.8
Non-cash stock-based compensation expense	38.4	24.1	60.6	(69.7)
Adjusted EBITDA	$198.3	$159.7	$451.6	$389.2
Net income margin	18.5%	15.5%	22.6%	33.6%
Adjusted EBITDA margin	41.0%	36.5%	44.5%	41.5%

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income to non-GAAP net income:
Net income	$89.5	$68.0	$228.9	$315.2
Non-cash stock-based compensation expense	38.4	24.1	60.6	(69.7)
Income tax effect on non-GAAP adjustments	(11.3)	(0.3)	(15.2)	(7.0)
Non-GAAP net income	$116.6	$91.8	$274.3	$238.5

Weighted average shares outstanding:
Basic	56.1	56.5	56.0	56.5
Diluted	56.5	56.8	56.3	56.5

Earnings per share, basic	$1.59	$1.20	$4.08	$5.58
Earnings per share, diluted	$1.58	$1.20	$4.06	$5.57
Non-GAAP net income per share, basic	$2.08	$1.63	$4.89	$4.22
Non-GAAP net income per share, diluted	$2.06	$1.62	$4.87	$4.22

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$1.59	$1.20	$4.08	$5.58
Non-cash stock-based compensation expense	0.68	0.43	1.08	(1.23)
Income tax effect on non-GAAP adjustments	(0.20)	—	(0.27)	(0.13)
Non-GAAP net income per share, basic	$2.08	$1.63	$4.89	$4.22

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$1.58	$1.20	$4.06	$5.57
Non-cash stock-based compensation expense	0.68	0.42	1.08	(1.23)
Income tax effect on non-GAAP adjustments	(0.20)	—	(0.27)	(0.12)
Non-GAAP net income per share, diluted	$2.06	$1.62	$4.87	$4.22

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Adjusted gross profit:
Total revenues	$483.6	$437.5	$1,014.1	$937.4
Less: Total cost of revenues	(87.5)	(83.9)	(172.2)	(162.5)
Total gross profit	396.1	353.6	841.9	774.9
Plus: Non-cash stock-based compensation expense	6.2	4.2	9.4	7.2
Total adjusted gross profit	$402.3	$357.8	$851.3	$782.0
Gross margin	81.9%	80.8%	83.0%	82.7%
Adjusted gross margin	83.2%	81.8%	83.9%	83.4%

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Adjusted sales and marketing expenses:
Sales and marketing expenses	$116.0	$106.9	$226.9	$222.4
Less: Non-cash stock-based compensation expense	(6.6)	(4.8)	(12.5)	(10.3)
Adjusted sales and marketing expenses	$109.4	$102.1	$214.4	$212.1

Total revenues	$483.6	$437.5	$1,014.1	$937.4
Sales and marketing expenses as a % of revenues	24.0%	24.4%	22.4%	23.7%
Adjusted sales and marketing expenses as a % of revenues	22.6%	23.3%	21.1%	22.6%

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Adjusted total administrative expenses:
Total administrative expenses	$283.8	$258.5	$544.4	$393.9
Less: Non-cash stock-based compensation expense	(32.2)	(20.0)	(51.2)	76.8
Adjusted total administrative expenses	$251.6	$238.5	$493.2	$470.7

Total revenues	$483.6	$437.5	$1,014.1	$937.4
Total administrative expenses as a % of revenues	58.7%	59.1%	53.7%	42.0%
Adjusted total administrative expenses as a % of revenues	52.0%	54.5%	48.6%	50.2%

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Adjusted research and development expenses:
Research and development expenses	$74.8	$62.4	$137.1	$112.9
Less: Non-cash stock-based compensation expense	(12.6)	(7.8)	(19.5)	(13.1)
Adjusted research and development expenses	$62.2	$54.6	$117.6	$99.7

Total revenues	$483.6	$437.5	$1,014.1	$937.4
Research and development expenses as a % of revenues	15.5%	14.3%	13.5%	12.0%
Adjusted research and development expenses as a % of revenues	12.9%	12.5%	11.6%	10.6%

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Total research and development costs:
Capitalized research and development costs	$36.9	$31.2	$70.7	$61.0
Research and development expenses	74.8	62.4	137.1	112.9
Total research and development costs	$111.7	$93.6	$207.8	$173.9

Total revenues	$483.6	$437.5	$1,014.1	$937.4
Total research and development costs as a % of revenues	23.1%	21.4%	20.5%	18.6%

Adjusted total research and development costs:
Total research and development costs	$111.7	$93.6	$207.8	$173.9
Less: Capitalized non-cash stock-based compensation	(8.5)	(5.2)	(13.7)	(8.8)
Less: Non-cash stock-based compensation expense	(12.6)	(7.8)	(19.5)	(13.1)
Adjusted total research and development costs	$90.7	$80.6	$174.5	$152.0

Total revenues	$483.6	$437.5	$1,014.1	$937.4
Adjusted total research and development costs as a % of revenues	18.8%	18.4%	17.2%	16.2%

	Six Months Ended June 30,
	2025	2024
Free cash flow and free cash flow margin:
Net cash provided by operating activities	$305.0	$280.7
Purchases of property and equipment	(99.4)	(93.3)
Free cash flow	$205.6	$187.4
Operating cash flow margin	30.1%	29.9%
Free cash flow margin	20.3%	20.0%

Paycom Software, Inc.

Unaudited Components of Non-Cash Stock-Based Compensation Expense

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Non-cash stock-based compensation expense:
Operating expenses	$6.2	$4.2	$9.4	$7.2
Sales and marketing	6.6	4.8	12.5	10.3
Research and development	12.6	7.8	19.5	13.1
General and administrative	13.0	7.4	19.2	(100.3)
Total non-cash stock-based compensation expense	$38.4	$24.1	$60.6	$(69.7)

Contact

Paycom Software, Inc.

Investor Relations Contact:

James Samford, 800-580-4505

investors@paycom.com

Source: Paycom Software, Inc.